Exhibit 23.1

                    CONSENT OF INDEPENDENT public accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, of our report dated February 17, 1999, included in Healthworld Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this Registration Statement.


                                          /s/ Arthur Andersen LLP

Melville,  New York
November 8, 1999


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